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                                                                    EXHIBIT 21.1

                                Subsidiaries of
                            Carson Pirie Scott & Co.
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Subsidiaries                                   State of Incorporation or
------------                                   -------------------------
                                              Jurisdiction of Organization
                                              ----------------------------

1-29 S. State St. Corp.                                 Delaware

151 Mannheim Corp.                                      Delaware

331 W. Wisconsin Avenue Corporation                     Delaware

Bergner Credit Corporation                              Delaware

Bergner Finance Corporation                             Delaware

Carson Pirie Scott Insurance Services, Inc.             Illinois

CPS Acquisition Corp.                                   Delaware

CPS Department Stores, Inc.                             Delaware

CPS Hotel Management Services Inc.                      Delaware

CPS Holding Co.                                         Delaware

DH Restaurants, Inc.                                    Delaware

Franklin Street Corporation                             Indiana

Great Lakes Credit Corp.                                Delaware

Highland Avenue Corporation                             Delaware

1-65 U.S. 30 Corp.                                      Indiana

Lathrop Avenue Corporation                              Delaware

Lincoln Cicero Corporation                              Delaware

National Bank of the Great Lakes                     United States

P.A. Bergner & Co.                                      Illinois

Telegraph-120 Corporation                               Delaware

Urbana Central Development Company                      Delaware
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